Exhibit 99.1

Investor Relations Contact:

Melissa Fisher

VP, Corporate Development, Treasury and Investor Relations

Digital River, Inc.

+1 952-225-3351

investorrelations@digitalriver.com

Media Contact:

Gerri Dyrek

Group Vice President, Corporate Communications

Digital River, Inc.

+1 952-225-3719

publicrelations@digitalriver.com

Digital River Announces Agreement to Be Acquired by Investor Group Led by Siris Capital Group for $26.00 per Share in Cash

Transaction Provides Significant Value for Shareholders and Strong Partner to

Support Digital River’s Future Growth

MINNEAPOLIS — Oct. 23, 2014 — Digital River, Inc. (NASDAQ: DRIV), a leading global provider of Commerce-as-a-Service solutions, today announced that it has entered into a definitive merger agreement to be acquired by an investor group led by Siris Capital Group, LLC (collectively “Siris”) in a transaction valued at approximately $840 million.

Under the terms of the agreement, Siris will acquire all of the outstanding common shares of Digital River for $26.00 per share in cash, representing a premium of approximately 50 percent over the closing price on October 23, 2014, and 67 percent over Digital River’s volume weighted average share price during the 90 days ended October 23, 2014. The agreement was approved by Digital River’s Board of Directors, which recommended that Digital River’s stockholders adopt the agreement with Siris.

Under the terms of the agreement, Digital River may solicit alternative acquisition proposals from third parties during a 45-day “go-shop” period, following the date of execution of the merger agreement. There is no guarantee that this process will result in a superior proposal.  A special meeting of Digital River’s stockholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission and subsequent mailing to stockholders.

“We are pleased to have reached this agreement with Siris, which provides significant value to our shareholders and represents a clear endorsement of our transformation strategy, our industry leading ecommerce and payments solutions, our 1,300 global experts and our deep commitment to clients,” said David Dobson, Digital River’s CEO. “We believe that this transaction will provide Digital River with the flexibility to innovate and execute our vision of setting the standard for global ecommerce technology and services. Siris has extensive industry expertise, and working with Siris, Digital River will continue to create even more compelling ways to deliver ecommerce excellence and customer growth.”

“With 20 years of global ecommerce expertise, Digital River has a leading market position and significant global growth potential in the Commerce-as-a-Service market,” said Dan Moloney, Siris Capital Executive Partner. “We are excited to work with the talented employees to build on the Company’s success as a global leader in ecommerce, payments and marketing services. We look forward to supporting Digital River as it continues to serve its world-class client base while exploring new opportunities to drive innovation and global growth.”

Siris has secured committed financing consisting of a combination of equity and debt. The equity financing will be provided by an investor group led by Siris and the debt financing will be provided by Macquarie Capital and Sankaty Advisors.

The transaction is subject to customary closing conditions, including the receipt of shareholder approval and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, but is not subject to any financing condition. Upon completion of the acquisition, Digital River will become wholly owned by an affiliate of Siris. The transaction is currently expected to close in the first quarter of 2015.

Morgan Stanley & Co. LLC is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Digital River in connection with the transaction. Macquarie Capital (USA) Inc., Union Square Advisors LLC, and Evercore Partners Inc. are acting as financial advisors and Simpson Thacher & Bartlett LLP is acting as legal advisor to Siris in connection with the transaction.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see Digital River’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Digital River plans to release its third quarter earnings after market close on Wednesday, October 29, 2014, and does not intend to hold a conference call to discuss earnings given today’s announcement.

About Digital River, Inc.

Backed by 20 years of ecommerce experience, Digital River is recognized as a leading global provider of Commerce-as-a-Service solutions. Companies of all sizes rely on Digital River’s multi-tenant, SaaS commerce, payments and marketing services to manage and grow their online businesses. In 2013, Digital River processed more than $30 billion in online transactions, connecting B2B and B2C digital products and cloud service companies as well as branded manufacturers with buyers across multiple devices and channels, and nearly every country in the world.

Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 952-253-1234.

About Siris Capital Group

Siris Capital is a leading private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business service companies in North America. Integral to Siris’ investment approach is its partnership with exceptional senior operating executives, or Executive Partners, who work exclusively with Siris to identify, validate and operate investment opportunities. Their significant involvement allows Siris to focus on complex, special situations; typically businesses caught in the midst of a technology transition, which creates operational, strategic, and financial challenges.

Forward-Looking Statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning Digital River’s intent to consummate a merger with an affiliate of Siris. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to, among other things, Digital River’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of Digital River. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require Digital River to pay Siris a termination fee or other expenses; (iii) risks related to the diversion of management’s attention from Digital River’s ongoing business operations; (iv) risks regarding the failure of the relevant Siris affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on Digital River’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (vi) risks related to satisfying the conditions to the merger, including the failure of Digital River’s stockholders to approve the merger, timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) the ability to recognize the benefits of the merger and (viii) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed merger. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Digital River’s Form 10-K for the fiscal year ended December 31, 2013, and its subsequent quarterly reports on Form 10-Q. Except as required by law, Digital River does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Digital River.  In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ

THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

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